UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue Suite 500 Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2025, Offerpad Solutions Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (together, the “Purchasers”), providing for the issuance and sale by the Company of an aggregate of 2,857,143 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), and warrants to purchase up to an aggregate of up to 1,428,571 shares of Common Stock (the “Warrants”). The Shares and Warrants were offered and sold on a combined basis for consideration equating to $2.10 for one Share and half of one Warrant, for gross proceeds of $6.0 million, before deducting placement agent fees and other offering expenses.

The Shares were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 270994) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Registered Direct Offering”). The Warrants were sold in a concurrent private placement (the “Private Placement”), exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Warrants have an exercise price of $2.30 per share and are initially exercisable on January 26, 2026 and will expire on January 26, 2030. The Warrants contain standard adjustments to the exercise price, including for stock splits, stock dividends, rights offerings and pro rata distributions. The Warrants also include certain rights upon the occurrence of a “fundamental transaction” (as described in the Warrants), including the right of the holder thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes value (as described in the Warrants) of the unexercised portion of the Warrant on the date of the consummation of such fundamental transaction.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement as soon as practicable (and in any event within 30 calendar days following the date of the Purchase Agreement), to register for resale the shares of common stock issuable upon exercise of the Warrants, and to use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date that the Purchasers no longer own Warrants or shares of Common Stock issuable upon exercise thereof and (ii) the date on which no Warrants are outstanding and all shares of Common Stock issuable upon exercise thereof may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations.

Additionally, the Company agreed not to issue any shares of Common Stock (or securities exercisable or exchangeable for Common Stock), or to enter into any “variable rate transactions” for 90 days following the closing of the offering, in each case as further described in the Purchase Agreement and subject to certain exceptions set forth therein.

The Warrants include cashless exercise rights to the extent the resale of the shares of Common Stock underlying the Warrants is not registered under the Securities Act.

Under the terms of the Warrants, a holder will not be entitled to exercise any portion of any such Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such Warrants, provided that such percentage may in no event exceed 9.99%.

On July 24, 2025, in connection with the foregoing transactions, the Company entered into a placement agency agreement (the “Placement Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Placement Agent served as the exclusive placement agent in connection with the Registered Direct Offering and the Private Placement. The Company agreed to pay the Placement Agent a fee in cash equal to 7.0% of the aggregate gross proceeds from the sale of the Shares and the Warrants. The Company also agreed to reimburse the Placement Agent for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000.

Additionally, the Placement Agent will be entitled to 7.0% of the gross proceeds received by the Company with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is (i) provided to the Company by investors that were, during the term of the Placement Agreement, brought “over-the-wall” by the Placement Agent and introduced to the Company and (ii) consummated at any time within the nine-month period following the expiration or termination of the Placement Agreement.

The Purchase Agreement and the Placement Agreement contain customary representations, warranties, covenants, indemnification obligations of the Company, the Purchasers and the Placement Agent, and other obligations of the parties. The representations, warranties and covenants contained therein were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Placement Agreement, the Purchase Agreement, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are included as Exhibits 1.1, 10.1 and 4.1 hereto, respectively, and are incorporated by reference herein.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Shares in the Registered Direct Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement of the Warrants is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Warrants were exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Warrants, and the shares of Common Stock issuable upon exercise thereof, by the Company in the Private Placement were not registered under the Securities Act or any state securities laws, and neither the Warrants nor the shares of Common Stock issuable upon exercise thereof may be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of July 24, 2025, between the Company and A.G.P./Alliance Global Partners.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of Latham & Watkins LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: July 25, 2025	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer